FIRST AMENDMENT TO LOAN INSTRUMENTS

      This FIRST AMENDMENT TO LOAN INSTRUMENTS (this "First Amendment"), dated as of March 31, 1998, is between AQUIS COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used but not elsewhere defined herein are defined in
Section 2 below).

                                 R E C I T A L S

      A. Borrower and FINOVA entered into a Loan Agreement dated as of December 31, 1998 (the "Loan Agreement"), pursuant to which Lenders agreed to make loans and other financial accommodations to Borrower.

      B. Borrower has requested that Agent and Lenders agree to certain amendments of the Loan Agreement in connection with the consummation of the Paging Partners Merger.

      C. Agent and Lenders are willing to agree to the requests of Borrower subject to the terms and conditions of this First Amendment.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, in order to induce Lenders to consent to the consummation of the Paging Partners Merger and the terms presently contemplated and to disburse the Merger Portion, and subject to the terms and conditions hereof, Borrower and FINOVA agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein, are acknowledged by Borrower to be true and correct and are made a part hereof.

      2. Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended by this First Amendment.

      3. Amendments to Loan Instruments. The Loan Instruments are amended as set forth below:

            (a) Section 1.1 - Amended Definitions. Section 1.1 of the Loan Agreement is amended by deleting the current versions of the following definitions and substituting the following versions of such definitions in appropriate alphabetical order:

                  Business Insurance: such property, casualty, liability,
            business interruption and other insurance as Agent from time to time requires Borrower or Guarantor to maintain.

                  Collateral: (I) all existing and after-acquired Property of
            Borrower and Guarantor, including without limitation all existing and after-acquired accounts,

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            equipment, inventory and general intangibles, (ii) the Borrower
            Capital Stock and (iii) all proceeds of the foregoing.

                  Lease: any lease of real estate under which Borrower or
            Guarantor is the lessee.

                  Obligors: collectively, Borrower, Guarantor and each other
            Person (other than Agent) which is a party to any Security
            Instrument.

                  Paging Partners: at any point before or after such name
            change, Paging Partners Corporation, a Delaware corporation, to be known as of March 31, 1999 as Aquis Communications Group, Inc.

                  Paging Partners Merger Additional Loan Instruments:
            collectively, the following documents to be executed and delivered by Borrower in connection with the Paging Partners Merger:

                        (I) the Paging Partners Guaranty, the Paging Partners
                  Assignment of Leases, the Paging Partners Security Agreement, the Paging Partners Pledge Agreement, a Notice of Borrowing with respect to the disbursement of the Merger Portion, any amendments to the Loan Instruments and such UCC Financing Statements and any other mortgages, security agreements and other agreements required by Agent to (A) reflect the effect of the Paging Partners Merger and (B) grant to Agent a perfected Lien, subject in priority only to Permitted Prior Liens, upon all existing and after-acquired Property of Paging Partners acquired by Borrower as a result of the consummation of the Paging Partners Merger, all existing and after-acquired Property of Guarantor and, to the extent permitted by applicable law, the FCC Licenses (and the proceeds thereof) transferred to Borrower in connection with the Paging Partners Merger;

                        (ii) an Environmental Certificate covering any real
                  estate acquired or leased by Borrower in connection with the Paging Partners Merger and any real estate owned or leased by Guarantor;

                        (iii) a Landlord's Consent executed by the Landlord
                  under such Leases assumed or executed by Borrower in connection with the Paging Partners Merger and such Leases to which Guarantor is a party as Agent may require;

                        (iv) such assignments and third party consents with
                  respect to any agreements related to the Paging Business acquired by Borrower as a result of the Paging Partners Merger as Agent reasonably shall request; and


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

                        (v) such other instruments, documents, certificates,
                  consents, waivers and opinions as Agent reasonably may require in connection with the Paging Partners Merger.

                  Required Amount: as of any date, an amount equal to the lesser of (I) the aggregate undrawn face amount of the Letters of Credit as of such date and (ii) the amount which, if applied to reduce the Principal Balance as of the last day of the most recent month prior to such date with respect to which Agent has been in receipt for at least 10 days of the financial statements required under Section
            6.3.1 for such month, would have caused the Target Leverage Ratio as of such last day to be equal to the amount set forth opposite such last day in Section 7.18.

                  Security Instruments: collectively, the Security Agreement, the BAP Investors Pledge Agreement, the Assignment of Leases, the Assignment of Bell Atlantic Acquisition Instruments, the Paging Partners Security Agreement, the Paging Partners Assignment of Leases, the Paging Partners Pledge Agreement and each Mortgage now or hereafter granted by Borrower to Agent, all as amended from time to time.

                  Target Leverage Ratio: the ratio of the Principal Balance as of the last day of any month to (I) in the case of months ending on or prior to December 31, 1999, the lesser of (A) the product of (1) Operating Cash Flow for the period from the Closing Date through such last day multiplied by (2) a fraction, the (x) numerator of which is 365 and (y) denominator of which is the number of days elapsed from the Closing Date through such last day and (B) Pro Forma Operating Cash Flow for the twelve month period ending on such last day and (ii) in the case of months ending after December 31, 1999, Pro Forma Operating Cash Flow for the twelve month period ending on such last day.

            (b) Section 1.1 - Additional Definitions. Section 1.1 of the Loan Agreement is amended by inserting the following definitions in appropriate alphabetical order:

                  Guarantor: until the release of the Paging Partners Guaranty pursuant to Section 8.1.12, Paging Partners, and thereafter shall be deemed to refer to no one.

                  Guarantor's Obligations: (I) any and all Indebtedness due or
            to become due, now existing or hereafter arising, of Guarantor to Lenders and/or Agent pursuant to the terms of this Loan Agreement or any other Loan Instrument and (ii) the performance of the covenants of Guarantor contained in the Loan Instruments.

                  Letters of Credit Release Date: the date of the consent by the
            FCC to the transactions effected by the consummation of the Paging Partners Merger (other than


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

            pro forma assignments or transfers incidental to the Paging Partners Merger) has become final and is no longer subject to administrative or judicial reconsideration, review or appeal.

                  Paging Partners Assignment of Leases: a collateral assignment of leases executed by Guarantor in favor of Agent.

                  Paging Partners Guaranty: a guaranty executed by Guarantor in favor of Agent.

                  Paging Partners Participation Agreement: the Participation
            Agreement dated March 31, 1999 between Borrower and Paging Partners.

                  Paging Partners Security Agreement: a security agreement
            between Guarantor and Agent.

                  Second Letters of Credit Account Parties Payment: an amount equal to the sum of (i) 10% of the aggregate amount drawn on the Letters of Credit as of the Letters of Credit Release Date plus (ii) an amount equal to the product of (A) the aggregate face amount of the Letters of Credit as of the Paging Partners Merger Closing Date multiplied by (B) 15.0% per annum multiplied by (C) a fraction, the
            (x) numerator of which is the number of days elapsed from the Paging Partners Merger Closing Date through the Letters of Credit Release Date and (y) denominator of which is 365.

                  Second Letters of Credit Account Parties Payment Date: the
            date which is the earlier of (I) the date any Letter of Credit is fully drawn and (ii) the Letters of Credit Release Date.

            (c) Subsection 3.2. Section 3.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "3.2 Letters of Credit.

                        3.2.1 Draws on Letters of Credit. Lenders may direct
                  Agent to draw on the Letters of Credit (I) in an aggregate amount equal to the amount of the applicable unmade payment if an Event of Default under subsection 8.1.1 occurs, (ii) in full or in part at any time if any Event of Default described in clauses (ii), (iii), (iv) or (v) of subsection 8.1.5(a), subsection 8.1.5(b) or subsection 8.1.7 occurs, (iii) in whole or in part if (A) the Letters of Credit Release Date does not occur on or prior to May 31, 1999 and (B) the expiry date of the Letters of Credit are not extended to a date mutually satisfactory to Borrower and Agent or the Letters of Credit are not replaced by letters of


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

                  credit in the same face amount as the Letters of Credit or such lesser amount and with expiry dates mutually satisfactory to Borrower and Agent upon substantially the same terms and conditions as the Letters of Credit, and (iv) in an aggregate amount equal to the Required Amount at any time prior to the Letters of Credit Release Date if the Target Leverage Ratio as of April 30, 1999 or the last day of any month thereafter with respect to which Agent has been in receipt for at least 10 days of the financial statements required under Section 6.3.1 for such month exceeds the amount set forth opposite such last day in Section 7.18. The amount drawn on each Letter of Credit in connection with the aggregate amount of any permitted drawing on all Letters of Credit shall be equal the aggregate amount of such permitted drawing multiplied by a fraction, the numerator of which is the undrawn face amount of such Letter of Credit and the denominator of which is the undrawn face amount of all Letters of Credit. Any partial draw upon the Letters of Credit shall not prevent Agent from making additional full or partial draws thereon to the extent permitted hereunder, and Agent and Lenders shall not be precluded from exercising any other rights and remedies under the Loan Instruments in the event the Letters of Credit are drawn upon. Agent shall be entitled to draw upon the Letters of Credit to the extent permitted hereunder regardless of whether Borrower or any of its Affiliates has any claim, set-off or defense against Agent or any Lender. Neither Borrower nor any of its Affiliates shall file any motion, suit or claim (other than any compulsory counterclaim excluding any compulsory counterclaim the assertion of which could result in Agent being enjoined from drawing upon the Letters of Credit), or commence any other judicial proceeding at law or in equity or institute any non-judicial action to challenge the right or authority of Agent to make any permitted drawing upon the Letters of Credit or otherwise attempt to enjoin, impede or impair any such permitted drawing.

                        3.2.2 Application of Draw Proceeds. The proceeds of any
                  draw upon the Letters of Credit shall be applied to reduce the Principal Balance in the inverse order of maturity of the installments thereof.

                        3.2.3 Release of Letters of Credit. Agent shall release
                  and deliver to Borrower the Letters of Credit, subject to any notation thereon or reduction in the face amount thereof as a result of any permitted draw upon the Letters of Credit, promptly after the Letters of Credit Release Date provided Agent has received written confirmation from Wiley, Rein & Fielding that the Letters of Credit Release Date has occurred.

            (d) Subsection 5.22. Subsection 5.22 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:


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

                  "5.22 Broker Fees. The services of a broker or other similar agent have not been used in connection with the Loan, other than (I) with respect to the Initial Portion, Deerfield Partners and PCS Management, whose fees, not to exceed $300,000 in the case of Deerfield Partners or $225,000 in the case of PCS Management, were paid in full by Borrower upon the Closing in the manner permitted under Section 7.16 and (ii) with respect to the Merger Portion, Deerfield Partners, whose fees, not to exceed $100,000 will be paid in full by Borrower upon the Paging Partners Merger Closing Date."

            (e) Subsection 7.5. Subsection 7.5 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "7.5 Distributions. Make any dividends, distributions or other shareholder expenditures with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the Borrower Capital Stock, except that, provided that no Event of Default or Incipient Default exists and is continuing, any Required Excess Cash Flow Prepayment has been made, and any payment required under the Bell Atlantic Seller Indebtedness Instruments has been made, Borrower may, (i) within 120 days after the end of 2000 and the end of each year thereafter, pay dividends to its shareholders in an aggregate amount not to exceed the remainder of
            (A) the Net Excess Cash Flow for such year minus (B) the amount of any prepayment of the Bell Atlantic Seller Indebtedness during such 120 day period permitted under subsection 7.7.3, and (ii) make regular payments to Paging Partners as contemplated under the Paging Partners Participation Agreement."

            (f) Subsection 7.7.4. Subsection 7.7.4 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "7.7.4 Letters of Credit Indebtedness. Make (I) the (A)
            Letters of Credit Account Parties Payment on or after the Paging Partners Merger Closing Date provided that (1) no Event of Default exists and is continuing or would be created by the making of such payment and (2) after giving effect to the Letters of Credit Account Parties Payment, the Cash Equivalents would exceed $500,000 and (B) the Second Letters of Credit Account Parties Payment on or after the Second Letters of Credit Account Parties Payment Date provided that
            (1) no Event of Default exists and is continuing or would be created by the making of such payment and (2) after giving effect to the Second Letters of Credit Account Parties Payment, the Cash Equivalents would exceed $500,000, (ii) an annual payment within 120 days after the end of 1999 and each year thereafter on account of accrued and unpaid interest on


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

            and the outstanding principal balance of the Letters of Credit Indebtedness provided that (A) no Event of Default or Incipient Default exists and is continuing or would be created by the making of any such annual payment, (B) any Required Excess Cash Flow Prepayment has been made, (C) any payment required under the Bell Atlantic Seller Indebtedness Instruments has been made and (D) the amount of any such annual payment does not exceed the remainder of
            (x) the Net Excess Cash Flow for such year minus (y) the amount of any prepayment of the Bell Atlantic Seller Indebtedness during such year permitted under subsection 7.7.3 minus (z) the aggregate amount of all dividends paid to its shareholders during such 120 day period permitted under Section 7.5 and (iii) prepayments on account of the Letters of Credit Indebtedness from proceeds of the Acquisition Portion subject to the satisfaction of the conditions set forth in
            Section 4.5, provided no Event of Default or Incipient Default exists and is continuing or would be created by the making of any such prepayment."

            (g) Subsection 8.1.2. Subsection 8.1.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "8.1.2 Breach of Covenants.

                  (a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in subsection 2.8.1(c) or
            2.8.2 with respect to payments required to be made to Motorola, subsection 3.2.1, Section 6.1, 6.2, 6.5, 6.6, 6.9, 6.10, 6.11, 6.13,
            6.14 or 6.16 or in Article VII;

                  (b) If Guarantor shall fail to observe or perform any covenant or agreement made by Guarantor contained in Section 8.1, 8.2, 8.5, 8.6, 8.7, 8.8, 8.9 or in Section 9 of the Guaranty; or

                  (c) If any Obligor shall fail to observe or perform any
            covenant or agreement (other than those referred to in subparagraph
            (a) or (b) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after written notice of such failure is given by Lenders."

            (h) Subsection 8.1.5. Subsection 8.1.5 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "8.1.5 Bankruptcy.

                  (a) Subject to Section 8.1.12, if Borrower or Guarantor shall
            (I) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or


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

            arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

                  (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or Guarantor of any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days."

            Subject to Section 8.1.12, if any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower or Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or Guarantor of any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days."

            (i) Subsection 8.1.6. Subsection 8.1.6 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

                  "8.1.6 Judgments. Subject to 8.1.12, if there shall be entered against Borrower or Guarantor one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $250,000 in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs (I) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to Lenders) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution has not been levied thereunder (or in respect of which Borrower or Guarantor shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review.)"

            (j) Subsection 8.1.12. The Loan Agreement is amended by the addition of the following subsection 8.1.12 immediately following 8.1.11:


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

                  "8.1.12 Release of Guarantor. The Paging Partners Guaranty
            shall be released and the references to Guarantor in Sections 8.1.2,
            8.1.5 and 8.1.6 shall be deemed to be deleted promptly after delivery by Guarantor to Agent of evidence reasonably satisfactory to Agent that (I) all right, title and interest of Guarantor under the leases and agreement described on Exhibit 8.1.12 (except to the extent Guarantor is no longer a party to such leases or agreement as a result of its being cancelled or terminated or the premises subject thereto surrendered as permitted under the Loan Instruments and excluding those leases and agreements which are not necessary to the operations of the Paging Business) have been validly assigned to and assumed by Borrower and (ii) Borrower has obtained all consents of all Persons whose consent is required, as reasonably determined by Agent, in connection with such assignments and assumptions and
            (iii) the consent by the FCC to the transactions effected by the Paging Partners Merger (other than pro forma assignments or transfers incidental to the Paging Partners Merger) has become final and is no longer subject to administrative or judicial reconsideration, review or appeal."

            (k) Loan Agreement Exhibits. The Loan Agreement is amended by replacing the current versions of Exhibits 5.3.1, 5.3.2, 5.5.2, 5.5.3, 5.5.4, 5.5.5, 5.8 and 6.6.1 attached thereto with the revised versions thereof attached hereto.

            (l) Security Agreement. The Security Agreement is amended by replacing the current versions of Exhibits A and B attached thereto with the revised versions thereof attached hereto.

      4. References. From and after the Paging Partners Merger Closing Date, all terms used in the Loan Instruments which are defined in the Loan Agreement shall be deemed to refer to such terms as amended by this First Amendment.

      5. Representations and Warranties. Borrower hereby confirms to Agent and Lenders that the representations and warranties set forth in the Loan Instruments, as amended by this First Amendment, to which any Obligor is a party are true and correct in all material respects as of the date hereof, and shall be deemed to be remade as of the date hereof. Borrower represents and warrants to Agent and Lenders that (I) Borrower has full power and authority to execute and deliver this First Amendment and to perform its obligations hereunder, (ii) upon the execution and delivery hereof, this First Amendment will be valid, binding and enforceable upon Borrower in accordance with its terms, (iii) the execution and delivery of this First Amendment does not and will not contravene, conflict with, violate or constitute a default under (A) its articles of incorporation or by-laws or (B) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound or which is binding upon or applicable to all or any portion of Borrower's Property and (iv) as of the date hereof no Incipient Default or Event of Default exists.

      6. Costs and Expenses. Borrower agrees to reimburse Agent for all fees and expenses incurred in the preparation, negotiation and execution of this First Amendment and the consummation


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of the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel for Agent.

      7. No Further Amendments; Ratification of Liability. Except as amended hereby, the Loan Agreement and each of the other Loan Instruments shall remain in full force and effect in accordance with its respective terms. Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Agreement and the other Loan Instruments, all as amended by this First Amendment, and the Liens created thereby, and acknowledges that (I) it has no defenses, claims or set-offs to the enforcement by Agent and Lenders of such liabilities, obligations and agreements, (ii) Agent and Lenders have fully performed all obligations to Borrower which any such Person may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, neither Agent nor any Lender waives, diminishes or limits any term or condition contained in the Loan Agreement or the other Loan Instruments. Agent and Lenders' agreement to the terms of this First Amendment or any other amendment of the Loan Agreement shall not be deemed to establish or create a custom or course of dealing among Agent, Lenders and Borrower. The Loan Instruments, as amended by this First Amendment, contain the entire agreement among Agent, Lenders and Borrower with respect to the transactions contemplated hereby.

      8. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

      9. Further Assurances. Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Agent and Lenders in order to effectuate fully the intent of this First Amendment.

      10. Severability. If any term or provision of this First Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this First Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this First Amendment.

      11. Captions. The captions in this First Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this First Amendment or any of the provisions hereof.

                [remainder of this page intentionally left blank]


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

      IN WITNESS WHEREOF, this First Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                   AQUIS COMMUNICATIONS, INC., a Delaware
                                   corporation

                                   By: /s/ D. Brian Plunkett
                                       ----------------------------------
                                       D. Brian Plunkett
                                       Chief Financial Officer


                                   FINOVA CAPITAL CORPORATION, a Delaware
                                   corporation

                                   By: /s/ David A. Meier
                                       ----------------------------------
                                       David A. Meier
                                       Vice President